Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal Third Quarter Results

Company Initiates Fiscal Year 2013 Revenue Guidance of $2.880 - $2.920 Billion

•	Record Quarterly Revenue of $584 Million, up 36% Year-Over-Year

•	Deferred Revenue of $918 Million, up 32% Year-Over-Year

•	Operating Cash Flow of $129 Million, up 74% Year-Over-Year

•	Non-GAAP Diluted EPS of $0.34, up 6% Year-Over-Year

•	Raises FY12 Revenue Guidance to $2.255 - $2.259 Billion

•	Initiates FY13 Revenue Guidance of $2.880 - $2.920 Billion

SAN FRANCISCO, Calif. – November 17, 2011 – Salesforce.com (NYSE: CRM), the enterprise cloud computing (http://www.salesforce.com/cloudcomputing/) company, today announced results for its fiscal third quarter ended October 31, 2011.

“Salesforce.com is the first enterprise cloud computing company to exceed a $2.3 billion annual revenue run rate,” said Marc Benioff, Chairman and CEO, salesforce.com. “And today, we’re excited to announce that we expect to reach a $3.0 billion annual revenue run rate during our fiscal year 2013.”

Salesforce.com delivered the following results for its fiscal third quarter:

Revenue: Total Q3 revenue was $584 million, an increase of 36% on a year-over-year basis. Subscription and support revenues were $549 million, an increase of 36% on a year-over-year basis. Professional services and other revenues were $35 million, an increase of 34% on a year-over-year basis.

Earnings per Share: Q3 GAAP net loss per share was ($0.03), and non-GAAP diluted earnings per share increased 6% year-over-year to $0.34. The company’s non-GAAP results exclude the effects of approximately $57 million in stock-based compensation expense, approximately $18 million in amortization of purchased intangibles, and approximately $3 million in net non-cash interest expense related to the company’s convertible senior notes. Non-GAAP EPS calculations are based on 142 million diluted shares outstanding during the quarter, including approximately 3 million shares associated with the convertible senior notes and warrants. GAAP EPS calculations are based on a basic share count of approximately 136 million shares.

Cash: Cash generated from operations for the fiscal third quarter was $129 million, an increase of 74% on a year-over-year basis. Total cash, cash equivalents and marketable securities finished the quarter at approximately $1.3 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of October 31, 2011 was $918 million, an increase of 32% on a year-over-year basis.

As of November 17, 2011, salesforce.com is initiating guidance for its fourth quarter, fiscal year 2012. For its fiscal year 2012, the company is raising the guidance provided on August 18, 2011. In addition, the company is initiating revenue guidance for fiscal year 2013.

Q4 FY12 Guidance: Revenue for the company’s fourth fiscal quarter is projected to be in the range of approximately $620 million to approximately $624 million.

For the fourth fiscal quarter, the company expects to report a GAAP net loss per share of approximately ($0.06) to ($0.05), while diluted non-GAAP EPS is expected to be approximately $0.39 to $0.40. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $79 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $19 million, and net non-cash interest expense related to the company’s convertible senior notes, expected to be approximately $3 million. EPS estimates assume a GAAP tax rate of 46%, and a non-GAAP tax rate of 32%. For the purpose of the EPS calculation, the company assumed an average basic share count of approximately 138 million shares, and an average diluted share count of approximately 144 million shares.

Full Year FY12 Guidance: The company is raising its full fiscal year 2012 revenue guidance to be in the range of approximately $2.255 billion to approximately $2.259 billion. For the full fiscal year 2012, the company expects to report a GAAP net loss per share of approximately ($0.12) to ($0.11), while diluted non-GAAP EPS is expected to be approximately $1.32 to $1.33. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $238 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $67 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $11 million. EPS estimates assume a GAAP tax rate of 62%, and a non-GAAP tax rate of 31%. For the purpose of the EPS calculation, the company assumed an average basic share count of approximately 136 million shares, and an average diluted share count of approximately 143 million shares.

Full Year FY13 Guidance: The company is initiating revenue guidance for fiscal year 2013 with projected revenue in the range of approximately $2.880 billion to approximately $2.920 billion. This guidance includes projected revenue for the company’s recently announced acquisition of Model Metrics, which the company expects to close during its fiscal fourth quarter. The company will provide its expectations for FY13 GAAP and non-GAAP EPS, when it announces its fourth quarter, fiscal year 2012 results in February, 2012.

The following is a per share reconciliation of GAAP EPS to non-GAAP diluted EPS guidance for the fourth quarter and full fiscal year:

	Fiscal 2012
	Q4	FY2012
GAAP EPS Range*	($0.06) - ($0.05)	($0.12) - ($0.11)
Plus
Amortization of purchased intangibles	$0.13	$0.47
Stock-based expense	$0.55	$1.67
Net amortization of debt discount	$0.02	$0.08
Less
Income tax effect of certain Non-GAAP items	(0.25)	(0.78)

Non-GAAP diluted EPS	$0.39-$0.40	$1.32-$1.33
Shares used in computing basic net income per share (millions)	138	136
Shares used in computing diluted net income per share (millions)	144	143

*	For Q4 & FY12 GAAP EPS loss, basic number of shares used for calculation

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its third quarter fiscal year 2012 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode salesforce.com or 24669052. A replay will be available at 800-642-1687 or +1 706-645-9291, passcode 24669052, until midnight (Eastern Time) December 16, 2011.

About Salesforce.com

With 100,000+ customers, salesforce.com is the enterprise cloud computing company that is leading the shift to the social enterprise. Social enterprises leverage social, mobile and open cloud technologies to put customers at the heart of their business. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and application services include:

•	Salesforce Chatter, a private social network for your business

•	Salesforce Sales Cloud, for sales force automation and contact management

•	Salesforce Service Cloud, for customer service and support solutions

•	Salesforce Radian6, for social media monitoring and engagement

•	Salesforce Data.com, the most complete source of accurate business data

•	AppExchange, the leading marketplace for enterprise cloud computing applications

•	Force.com, for custom application development

•	Heroku, for building social and mobile apps in Ruby

•	Database.com, the world’s first enterprise cloud database

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the net amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the net amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY12 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q3 and its non-GAAP estimates for Q4 and FY12:

•

Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•	Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest rate is approximately 5.9%, while the coupon interest rate is 0.75%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate is lower than the estimated GAAP effective tax rate due to the exclusion of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP EPS for the fourth fiscal quarter of 2012 and the full fiscal year, the company’s expected revenue run rate and revenues in fiscal 2013, the company’s expected tax rates, stock-based compensation expenses, amortization expenses, and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; the company’s plans to build and expand the company’s global headquarters in San Francisco, California and the associated costs; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and

Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the fiscal quarter ended October 31, 2011, and our Form 10-K filed for the fiscal year ended January 31, 2011. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

©2011 salesforce.com, inc. All rights reserved. Salesforce.com, Salesforce, Chatter, Sales Cloud, Service Cloud, Radian6, Jigsaw, AppExchange, Force.com, Heroku, and all associated logos are trademarks of salesforce.com, inc. in the United States and other countries. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Revenues:
Subscription and support	$549,182	$402,948	$1,531,965	$1,122,611
Professional services and other	35,078	26,139	102,661	77,661

Total revenues	584,260	429,087	1,634,626	1,200,272
Cost of revenues (1):
Subscription and support	96,306	54,089	260,693	147,127
Professional services and other	32,259	28,042	91,848	84,375

Total cost of revenues	128,565	82,131	352,541	231,502
Gross profit	455,695	346,956	1,282,085	968,770
Operating expenses (1):
Research and development	76,049	47,305	214,734	130,357
Marketing and sales	304,571	200,544	842,043	558,812
General and administrative	85,232	63,951	254,016	181,713

Total operating expenses	465,852	311,800	1,310,793	870,882
Income (loss) from operations	(10,157)	35,156	(28,708)	97,888
Investment income	5,136	11,699	18,303	28,309
Interest expense	(3,859)	(7,374)	(11,376)	(21,619)
Other income (expense)	30	(921)	(4,001)	(4,659)

Income (loss) before benefit (provision) for income taxes and noncontrolling interest	(8,850)	38,560	(25,782)	99,919
Benefit (provision) for income taxes	5,094	(16,192)	18,288	(41,092)

Consolidated net income (loss)	(3,756)	22,368	(7,494)	58,827
Less: Net loss attributable to noncontrolling interest	0	(1,296)	0	(5,266)

Net income (loss) attributable to salesforce.com	$(3,756)	$21,072	$(7,494)	$53,561

Basic net income (loss) per share attributable to salesforce.com common shareholders	$(0.03)	$0.16	$(0.06)	$0.41
Diluted net income (loss) per share attributable to salesforce.com common shareholders	$(0.03)	$0.15	$(0.06)	$0.40
Shares used in computing basic net income per share	135,847	130,888	134,824	129,461
Shares used in computing diluted net income per share	135,847	137,044	134,824	135,007
(1) Amounts include stock-based expenses, as follows:

Cost of revenues	$4,138	$2,357	$12,168	$8,617
Research and development	12,197	3,976	31,224	12,119
Marketing and sales	29,123	11,969	80,024	36,496
General and administrative	11,548	7,330	35,742	21,483

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Revenues:
Subscription and support	94%	94%	94%	94%
Professional services and other	6	6	6	6

Total revenues	100	100	100	100
Cost of revenues (1):
Subscription and support	16	13	16	12
Professional services and other	6	6	6	7

Total cost of revenues	22	19	22	19
Gross profit	78	81	78	81
Operating expenses (1):
Research and development	13	11	13	11
Marketing and sales	52	47	52	47
General and administrative	15	15	15	15

Total operating expenses	80	73	80	73
Income (loss) from operations	(2)	8	(2)	8
Investment income	1	3	1	2
Interest expense	(1)	(2)	(1)	(2)
Other income (expense)	0	0	0	0

Income (loss) before benefit (provision) for income taxes and noncontrolling interest	(2)	9	(2)	8
Benefit (provision) for income taxes	1	(4)	1	(3)

Consolidated net income (loss)	(1)	5	(1)	5
Less: Net loss attributable to noncontrolling interest	0	0	0	(1)

Net income (loss) attributable to salesforce.com	(1)%	5%	(1)%	4%

(1) Stock-based expenses as a percentage of total revenues, as follows:

Cost of revenues	1%	0%	1%	1%
Research and development	2	1	2	1
Marketing and sales	5	3	5	3
General and administrative	2	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2011	January 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$502,987	$424,292
Short-term marketable securities	142,861	72,678
Accounts receivable, net	312,331	426,943
Deferred commissions	71,799	67,774
Deferred income taxes	38,834	27,516
Prepaid expenses and other current assets (see additional metrics)	79,428	55,721

Total current assets	1,148,240	1,074,924
Marketable securities, noncurrent	650,845	910,587
Property and equipment, net (see additional metrics)	504,827	387,174
Deferred commissions, noncurrent	48,616	48,842
Deferred income taxes, noncurrent	70,857	41,199
Capitalized software, net (see additional metrics)	199,413	127,987
Goodwill	732,062	396,081
Other assets, net (see additional metrics)	156,418	104,371

Total assets	$3,511,278	$3,091,165

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable	$28,265	$18,106
Accrued expenses and other liabilities (see additional metrics)	409,150	345,121
Deferred revenue	905,055	913,239
Convertible senior notes, net	490,119	0

Total current liabilities	1,832,589	1,276,466
Convertible senior notes, net	0	472,538
Income taxes payable, noncurrent	30,204	18,481
Long-term lease liabilities and other	52,559	25,487
Deferred revenue, noncurrent	12,766	21,702

Total liabilities	1,928,118	1,814,674
Temporary equity	84,771	0
Stockholders’ equity:
Common stock	136	133
Additional paid-in capital	1,330,735	1,098,604
Accumulated other comprehensive income	3,977	6,719
Retained earnings	163,541	171,035

Total stockholders’ equity	1,498,389	1,276,491

Total liabilities, temporary equity and stockholders’ equity	$3,511,278	$3,091,165

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Operating activities:
Consolidated net income (loss)	$(3,756)	$22,368	$(7,494)	$58,827
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41,553	19,710	111,385	52,008
Amortization of debt discount and transaction costs	2,138	6,655	6,470	17,639
Amortization of deferred commissions	26,862	19,959	76,453	57,554
Expenses related to stock-based awards	57,006	25,632	159,158	78,715
Excess tax benefits from employee stock plans	(6,892)	(14,578)	(11,012)	(46,768)
Changes in assets and liabilities:
Accounts receivable, net	30,101	(30,212)	120,152	67,326
Deferred commissions	(33,611)	(25,687)	(80,252)	(65,243)
Prepaid expenses and other current assets	9,035	(16,583)	(9,959)	(6,463)
Other assets	4,693	(5,263)	67	(9,405)
Accounts payable	5,944	2,575	8,928	6,500
Accrued expenses and other current liabilities	13,081	57,926	(4,936)	95,320
Deferred revenue	(17,445)	11,538	(17,800)	(12,691)

Net cash provided by operating activities	128,709	74,040	351,160	293,319

Investing activities:
Business combinations, net of cash acquired	(66,115)	(3,834)	(364,785)	(155,337)
Land activity and building improvements	(6,654)	(8,000)	(13,090)	(8,000)
Strategic investments	(21,508)	(4,000)	(34,723)	(6,500)
Changes in marketable securities	39,167	280,340	187,287	(449,633)
Capital expenditures	(34,678)	(20,790)	(107,043)	(60,311)

Net cash provided by (used in) investing activities	(89,788)	243,716	(332,354)	(679,781)

Financing activities:
Purchase of subsidiary stock	0	(150,970)	0	(152,243)
Proceeds from the exercise of stock options	15,794	44,353	90,362	115,996
Excess tax benefits from employee stock plans	6,892	14,578	11,012	46,768
Contingent consideration payment related to prior business combinations	0	0	(16,200)	0
Principal payments on capital lease obligations	(7,685)	(3,116)	(21,796)	(7,157)

Net cash provided by (used in) financing activities	15,001	(95,155)	63,378	3,364

Effect of exchange rate changes	(729)	(2,223)	(3,489)	2,095

Net increase (decrease) in cash and cash equivalents	53,193	220,378	78,695	(381,003)
Cash and cash equivalents, beginning of period	449,794	409,925	424,292	1,011,306

Cash and cash equivalents, end of period	$502,987	$630,303	$502,987	$630,303

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Oct 31, 2011	Jul 31, 2011	Apr 30, 2011	Jan 31, 2011	Oct 31, 2010	Jul 31, 2010
Full Time Equivalent Headcount	6,953	6,352	5,513	5,306	4,758	4,447
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,296,693	$1,286,658	$1,522,285	$1,407,557	$1,802,440	$1,858,928
Deferred revenue, current and noncurrent	$917,821	$935,266	$915,133	$934,941	$694,557	$683,019

	Oct 31, 2011	Jan 31, 2011
Selected Balance Sheet Accounts (in thousands):
Prepaid Expenses and Other Current Assets
Deferred professional services costs	$13,563	$17,908
Prepaid income taxes	13,137	720
Prepaid expenses and other current assets	52,728	37,093

	$79,428	$55,721

Property and Equipment, net
Land	$248,263	$248,263
Building improvements	34,974	10,115
Computers, equipment and software	223,288	115,736
Furniture and fixtures	24,622	20,462
Leasehold improvements	125,838	100,380

	656,985	494,956
Less accumulated depreciation and amortization	(152,158)	(107,782)

	$504,827	$387,174

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$35,475	$29,154
Acquired developed technology, net of accumulated amortization	163,938	98,833

	$199,413	$127,987

Other Assets, net
Deferred professional services costs, noncurrent portion	$5,707	$10,201
Long-term deposits	13,887	12,114
Purchased intangible assets, net of accumulated amortization	45,410	31,660
Acquired intellectual property, net of accumulated amortization	13,895	5,874
Strategic investments	55,035	27,065
Other	22,484	17,457

	$156,418	$104,371

Accrued Expenses and Other Current Liabilities
Accrued compensation	$145,116	$148,275
Accrued other liabilities	134,741	112,840
Accrued income and other taxes payable	78,819	49,135
Accrued professional costs	22,836	12,548
Accrued rent	27,638	22,323

	$409,150	$345,121

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Revenues by geography (in thousands):
Americas	$397,118	$292,540	$1,104,052	$826,493
Europe	103,864	76,464	300,315	208,851
Asia Pacific	83,278	60,083	230,259	164,928

	$584,260	$429,087	$1,634,626	$1,200,272

As a percentage of total revenues:
Revenues by geography:
Americas	68%	68%	68%	69%
Europe	18	18	18	17
Asia Pacific	14	14	14	14

	100%	100%	100%	100%

Supplemental Revenue Analysis

	Three Months Ended October 31, 2011 compared to Three Months Ended October 31, 2010	Three Months Ended July 31, 2011 compared to Three Months Ended July 31, 2010	Three Months Ended October 31, 2010 compared to Three Months Ended October 31, 2009
Revenue constant currency growth rates (as compared to the comparable prior periods)
Americas	36%	34%	26%
Europe	29%	36%	38%
Asia Pacific	31%	33%	53%
Total growth	34%	34%	31%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Supplemental Diluted Sharecount Information

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Weighted-average shares outstanding for basic earnings per share	135,847	130,888	134,824	129,461
Effect of dilutive securities (2):
Convertible senior notes	2,190	1,513	2,451	993
Warrants associated with the convertible senior note hedges	372	0	737	0
Employee stock awards	3,762	4,643	4,330	4,553

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	142,171	137,044	142,342	135,007

(2)	The effects of these dilutive securities were not included in the GAAP calculation of diluted earnings/loss per share for the three and nine months ended October 31, 2011 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Operating cash flow:
GAAP net cash provided by operating activities	$128,709	$74,040	$351,160	$293,319
Less:
Capital expenditures	(34,678)	(20,790)	(107,043)	(60,311)

Free cash flow	$94,031	$53,250	$244,117	$233,008

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to the building of our new global headquarters and strategic investments.

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Gross profit
GAAP gross profit	$455,695	$346,956	$1,282,085	$968,770
Plus:
Amortization of purchased intangibles (b)	17,469	4,168	42,937	9,738
Stock-based expenses (c)	4,138	2,357	12,168	8,617

Non-GAAP gross profit	$477,302	$353,481	$1,337,190	$987,125

Operating expenses
GAAP operating expenses	$465,852	$311,800	$1,310,793	$870,882
Less:
Amortization of purchased intangibles (b)	(953)	(1,013)	(4,499)	(3,063)
Stock-based expenses (c)	(52,868)	(23,275)	(146,990)	(70,098)

Non-GAAP operating expenses	$412,031	$287,512	$1,159,304	$797,721

Income from operations
GAAP income (loss) from operations	$(10,157)	$35,156	$(28,708)	$97,888
Plus:
Amortization of purchased intangibles (b)	18,422	5,181	47,436	12,801
Stock-based expenses (c)	57,006	25,632	159,158	78,715

Non-GAAP income from operations	$65,271	$65,969	$177,886	$189,404

Non-operating income (a)
GAAP non-operating income	$1,307	$3,404	$2,926	$2,031
Plus: Amortization of debt discount, net	2,721	5,665	8,191	16,649

Non-GAAP non-operating income	$4,028	$9,069	$11,117	$18,680

Net income attributable to salesforce.com
GAAP net income (loss) attributable to salesforce.com	$(3,756)	$21,072	$(7,494)	$53,561
Plus:
Amortization of purchased intangibles	18,422	5,181	47,436	12,801
Stock-based expenses	57,006	25,632	159,158	78,715
Amortization of debt discount, net	2,721	5,665	8,191	16,649
Less:
Income tax effect of Non-GAAP items	(25,383)	(13,197)	(75,311)	(38,690)

Non-GAAP net income attributable to salesforce.com	$49,010	$44,353	$131,980	$123,036

Diluted earnings per share
GAAP diluted earnings (loss) per share (d)	$(0.03)	$0.15	$(0.06)	$0.40
Plus:
Amortization of purchased intangibles	0.13	0.04	0.33	0.09
Stock-based expenses	0.40	0.19	1.13	0.58
Amortization of debt discount, net	0.02	0.04	0.06	0.12
Less:
Income tax effect of Non-GAAP items	(0.18)	(0.10)	(0.53)	(0.28)

Non-GAAP diluted earnings per share attributable to salesforce.com	$0.34	$0.32	$0.93	$0.91

Shares used in computing diluted net income per share	142,171	137,044	142,342	135,007

a) Non-operating income consists of investment income, interest expense and other income (expense) b) Amortization of purchased intangibles were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Cost of revenues	$17,469	$4,168	$42,937	$9,738
Marketing and sales	953	1,013	4,499	3,063

	$18,422	$5,181	$47,436	$12,801

c)	Stock-based expenses were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Cost of revenues	$4,138	$2,357	$12,168	$8,617
Research and development	12,197	3,976	31,224	12,119
Marketing and sales	29,123	11,969	80,024	36,496
General and administrative	11,548	7,330	35,742	21,483

	$57,006	$25,632	$159,158	$78,715

d)	Reported GAAP loss per share was calculated using the basic share count.

Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE

The following reflects the calculation of Basic and Diluted Net Income (loss) Per Share

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
GAAP Basic Net Income (loss) Per Share
Net income (loss) attributable to salesforce.com	$(3,756)	$21,072	$(7,494)	$53,561
Basic net income (loss) per share attributable to salesforce.com common stockholders	(0.03)	0.16	(0.06)	0.41
Shares used in computing basic net income per share attributable to salesforce.com common stockholders	135,847	130,888	134,824	129,461

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Non-GAAP Basic Net Income Per Share
Non-GAAP net income attributable to salesforce.com	$49,010	$44,353	$131,980	$123,036
Basic Non-GAAP net income per share attributable to salesforce.com common stockholders	0.36	0.34	0.98	0.95
Shares used in computing basic net income per share attributable to salesforce.com common stockholders	135,847	130,888	134,824	129,461

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
GAAP Diluted Net Income (loss) Per Share
Net income (loss) attributable to salesforce.com	$(3,756)	$21,072	$(7,494)	$53,561
Diluted net income (loss) per share attributable to salesforce.com common stockholders	(0.03)	0.15	(0.06)	0.40
Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	135,847	137,044	134,824	135,007

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income attributable to salesforce.com	$49,010	$44,353	$131,980	$123,036
Diluted Non-GAAP net income per share attributable to salesforce.com common stockholders	0.34	0.32	0.93	0.91
Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	142,171	137,044	142,342	135,007